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                                                                      EXHIBIT 21

                                 SUBSIDIARIES

     Name of Subsidiary             State of Incorporation                DBA
     ------------------             ----------------------                ---
IV-1, Inc.                                 Florida               Priority Pharmacy Services

IV-One Services, Inc.                      Florida               Priority Pharmacy Services

National Pharmacy Providers, Inc.          Florida               Priority Pharmacy Services